Exhibit 3.8

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “JOSTENS IH CORP.”, CHANGING ITS NAME FROM “JOSTENS IH CORP.” TO “ VISANT CORPORATION”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF FEBRUARY, A.D. 2005, AT 1:25 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

		/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

3683115	8100	AUTHENTICATION:	3693834

050136271		DATE:	02-18-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:25 PM 02/18/2005
FILED 01:25 PM 02/18/2005
SRV 050136271 - 3683115 FILE

CERTIFICATE OF AMENDMENT

OF THE AMENDED & RESTATED CERTIFICATE OF INCORPORATION

OF

JOSTENS IH CORP.

Jostens IH Corp., a corporation organized and existing under the laws of the State of Delaware (hereinafter the “Corporation”), hereby certifies as follows:

1.             The name of the Corporation is Jostens IH Corp. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware under the name Ring IH Corp. on July 21, 2003, and an Amended & Restated Certificate of Incorporation was filed on July 29, 2003.

2.             This Certificate of Amendment, which amends the Amended & Restated Certificate of Incorporation, was duly adopted in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

3.             Article First of the Amended & Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

FIRST:    The name of the Corporation is Visant Corporation.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned, as a duly authorized officer of the Corporation, has executed this Certificate of Amendment on February 4, 2005.

/s/ Marie Hlavaty
Marie Hlavaty
Vice President, Secretary and General Counsel